UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

c/o Janssen Labs @QB3 953 Indiana Street San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 13, 2015, Amarantus BioScience Holdings, Inc. (the “Company”) entered into an Exclusive Option Agreement (the “Agreement”) with the Georgetown University (“Georgetown”) pursuant to which the Company was granted an option (the “Option”) to obtain an exclusive license (with the right to sublicense) from Georgetown based upon certain patented technologies entitled “BLOOD BASED BIOMARKERS FOR MEMORY LOSS” (the “Technologies”). The term of the option is 12 months (the “Term”) which may be extended mutual written consent of the parties. In consideration for the grant of the option, the Company shall pay an option fee of $75,000.

Prior to exercise of the Option, the Company must (i) satisfy certain milestones as further described in the Agreement, (ii) obtained financing of at least $10,000,000 of which $3,000,000 shall be used to commercialize the Technologies, (iii) shall have sponsored at least $500,000 worth of research at Georgetown throughout the course of the Term, and (iv) has submitted, to Georgetown, a business plan for commercialization of the Technologies.

The Agreement contemplates that the parties, upon exercise of the Option, will use good faith efforts to execute a license agreement within 120 days of the exercise of the Option.

The Agreement includes the terms that will be included in the license agreement between the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: January 15, 2015	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer